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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

                  This will confirm the agreement by and among all of the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership by the undersigned of Common Stock of Galey & Lord, Inc. is being, and any and all amendments to such Schedule may be, filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: April 1, 1999

                                    CITICORP VENTURE CAPITAL, LTD.

                                    By: /s/ David F. Thomas
                                        ---------------------------------------
                                    Name:  David F. Thomas
                                    Title: Managing Director

                                    CITIBANK, N.A.

                                    By: /s/ Glenn S. Gray
                                        ---------------------------------------
                                    Name:  Glenn S. Gray
                                    Title: Vice President & Assistant Secretary

                                    CITICORP

                                    By: /s/ Glenn S. Gray
                                        ---------------------------------------
                                    Name:    Glenn S. Gray
                                    Title:   Assistant Secretary

                                    CITIGROUP INC.

                                    By: /s/ Glenn S. Gray
                                        ---------------------------------------
                                    Name:    Glenn S. Gray
                                    Title:   Assistant Secretary


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